Execution Version

FIRST AMENDMENT
TO
PURCHASE, SALE AND ESCROW AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE, SALE AND ESCROW AGREEMENT (this “Amendment”), dated as of January 4, 2017 is made by and among WPG-OC NEW LIMITED PARTNER, LP, a Delaware limited partnership (the “Seller”), WPG-OC GENERAL PARTNER, LLC, a Delaware limited liability company (“WPG”), WPG-OC General Partner II, LLC, a Delaware limited liability company (“General Partner II”), WPG-OC General Partner III, LLC, a Delaware limited liability company (“General Partner III”), and O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership (“Primary Purchaser”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”), the consent of which appears at the end hereof.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Purchase, Sale and Escrow Agreement, dated as of November 2, 2016 (the “Purchase Agreement”), by and among Seller, WPG, General Partner II, General Partner III and Primary Purchaser (collectively, the “Parties”), consented to by Escrow Agent, the Parties have reached certain agreements regarding the transactions described therein; and
WHEREAS, the Parties entered into that certain letter agreement, dated November 18, 2016 (the “Letter Agreement”), regarding the resolution of certain due diligence questions and requests of Seller by Purchaser and pursuant to said Letter Agreement, the Parties agreed that, at the request of any of them, they would enter into this Amendment; and
WHEREAS, the Parties therefore desire to amend the Purchase Agreement as required by the Letter Agreement and as otherwise set forth below;
NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Primary Purchaser to Seller, WPG, General Partner II and General Partner III and by Seller, WPG, General Partner II and General Partner III to the Primary Purchaser upon the execution of this Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Definitions. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Purchase Agreement. From and after the date hereof the term “Agreement” as used in the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as amended by this Amendment.

2.
Requests of Seller. The Parties have agreed to resolve the matters on Exhibit A attached hereto and by this reference made a part hereof (labeled “OCP/WPG II: List of Questions For, and Requests of, Seller”) in the manner set forth on Exhibit A under the column entitled “Seller Response.” The applicable provisions of the Agreement are hereby amended, as applicable, to reflect the foregoing. With respect to any “Seller estoppel” delivered pursuant to the provisions of such Exhibit A, the matters set forth in any such Seller estoppel shall be deemed to be made under the Purchase Agreement and be Seller Specified Reps.

3.	Schedule 11.1.5. Schedule 11.1.5 to the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 11.1.5 attached hereto as Exhibit B.

4.
Confirmation. Except as specifically set forth herein, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby.

5.
Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereby may execute this Amendment by signing any such counterpart. The Parties hereto may execute and deliver this Amendment by forwarding facsimile or other means of copies of this Amendment showing execution by the Parties sending the same, and the Parties agree and intend that such signature shall have the same effect as an original signature, and the Parties shall be bound by such means of execution and delivery, and that the Parties hereby waive any defense to validity based on any such copies or signatures.

[SIGNATURE PAGE FOLLOWS]

25729074.2

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.
WPG-OC New Limited Partner, LP, a Delaware limited partnership

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member
By: Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

WPG-OC General Partner, LLC, a Delaware limited liability company
By: Washington Prime Group, L.P., its sole member
By: Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signatures Continue on Following Pages]

[Signature Page to First Amendment to Purchase, Sale and Escrow Agreement]

WPG-OC GENERAL PARTNER II, LLC, a Delaware limited liability company
By:WPG-OC New Limited Partner, LP, its sole member
By:WPG-OC General Partner, LLC, its general partner
By: Washington Prime Group, L.P., its sole member
By: Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signature Page to First Amendment to Purchase, Sale and Escrow Agreement]

WPG-OC GENERAL PARTNER III, LLC, a Delaware limited liability company
By: WPG-OC New Limited Partner, LP, its sole member
By: WPG-OC General Partner, LLC, its general partner
By: Washington Prime Group, L.P., its sole member
By: Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signature Page to First Amendment to Purchase, Sale and Escrow Agreement]

O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership
By: O’Connor Mall Properties GP, LLC, a Delaware limited partnership, its general partner
By: O’Connor Management LLC, a Delaware limited liability company, its manager

By:	/s/ Joel Boyer
Name:	Joel Boyer
Title:	EVP/CIO

[Signature Page to First Amendment to Purchase, Sale and Escrow Agreement]

CONSENT OF ESCROW AGENT
The undersigned Escrow Agent hereby consents to the foregoing Amendment.
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Nathan Heinz
Name:	Nathan Heinz
Title:	AVP – National Counsel

[Signature Page to First Amendment to Purchase, Sale and Escrow Agreement]

EXHIBIT A
[See Attached]
[Omitted – to be provided supplementally upon request]

EXHIBIT B
[See Attached]
[Omitted – to be provided supplementally upon request]